Calculation of Filing Fee Tables
S-3
DELUXE CORP
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $1.00 par value	457(r)				0.0001531
Fees to be Paid	2	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	3	Debt	Guarantees of Debt Securities	457(r)				0.0001531
Fees to be Paid	4	Other	Warrants	457(r)				0.0001531
Fees to be Paid	5	Other	Units	457(r)				0.0001531
Fees to be Paid	6	Other	Rights	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1a. An indeterminate aggregate initial offering price and number of shares or amount of securities of each identified class is being registered as may, from time to time, be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. 1b. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, Deluxe Corporation is deferring payment of all of the registration fee, which will be calculated based on the fee rate in effect at the time of such fee payment.

[2]	1a. An indeterminate aggregate initial offering price and number of shares or amount of securities of each identified class is being registered as may, from time to time, be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. 1b. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, Deluxe Corporation is deferring payment of all of the registration fee, which will be calculated based on the fee rate in effect at the time of such fee payment.

[3]	1a. An indeterminate aggregate initial offering price and number of shares or amount of securities of each identified class is being registered as may, from time to time, be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. 1b. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, Deluxe Corporation is deferring payment of all of the registration fee, which will be calculated based on the fee rate in effect at the time of such fee payment.

[4]	1a. An indeterminate aggregate initial offering price and number of shares or amount of securities of each identified class is being registered as may, from time to time, be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. 1b. The warrants covered by this registration statement may be warrants to purchase common stock or debt securities 1c. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, Deluxe Corporation is deferring payment of all of the registration fee, which will be calculated based on the fee rate in effect at the time of such fee payment.

[5]	1a. An indeterminate aggregate initial offering price and number of shares or amount of securities of each identified class is being registered as may, from time to time, be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. 1b. Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities registered hereby, which may or may not be separable. 1c. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, Deluxe Corporation is deferring payment of all of the registration fee, which will be calculated based on the fee rate in effect at the time of such fee payment.

[6]	1a. An indeterminate aggregate initial offering price and number of shares or amount of securities of each identified class is being registered as may, from time to time, be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. 1b. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, Deluxe Corporation is deferring payment of all of the registration fee, which will be calculated based on the fee rate in effect at the time of such fee payment. 1c. The rights covered by this registration statement may be rights of shareholders to purchase common stock or debt securities.